Calculation of Filing Fee Tables
S-3
Ovid Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	29,856,031	$ 2.8175	$ 84,119,367.34	0.0001381	$ 11,616.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 84,119,367.34		$ 11,616.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 11,616.89
Offering Note
[1]	The amount of shares registered represents an aggregate of 29,856,031 shares of common stock, par value $0.001 per share ("common stock"), of Ovid Therapeutics Inc. (the "Registrant") issued by the Registrant pursuant to a private placement on March 19, 2026, which includes (i) 19,154,321 shares of the Registrant's common stock, par value $0.001 per share and (ii) 10,701,710 shares of the Registrant's common stock issuable upon the exercise of outstanding pre-funded warrants, in each case held by the selling stockholders named in the prospectus that forms a part of this registration statement (this "Registration Statement"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional number of shares of common stock as may be issuable as a result of stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this Registration Statement. The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and the maximum aggregate offering price are based on the average of the high and low sale price of the common stock, as reported on the Nasdaq Capital Market on April 16, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date